UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 21, 2011

TEXAS INSTRUMENTS INCORPORATED
(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD
P.O. BOX 660199
DALLAS, TEXAS 75266-0199
(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 995-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A updates information provided in the Form 8-K filed by Texas Instruments Incorporated (“TI”) on April 27, 2011, to report the results of the matters submitted to a vote at TI’s annual meeting of stockholders held on April 21, 2011 (the “Annual Meeting”).  The sole purpose of this Form 8-K/A is to disclose TI’s decision regarding the frequency of future stockholder advisory votes on the compensation of TI’s named executive officers.

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

As previously reported, at TI’s Annual Meeting, a non-binding, advisory vote was taken on the frequency of future advisory votes regarding named executive officer compensation.  A majority of the shares cast were in favor of holding such an advisory vote on an annual basis.  Based on the result of this vote, TI’s Board of Directors has decided to hold future stockholder advisory votes on named executive compensation on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: July 27, 2011	By:	/s/ JOSEPH F. HUBACH
Joseph F. Hubach
Senior Vice President, Secretary and General Counsel